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                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

         This Agreement is made at Chicago, Illinois this 18th of January, 2000, between WALLACE COMPUTER SERVICES, INC. ("Wallace") and ROBERT J. CRONIN ("Consultant").

         WHEREAS, Wallace is in the business of print management services, including eCommerce, distribution logistics, digital asset management, inventory management, and print organization; and

         WHEREAS, Consultant has most recently been the Chairman and Chief Executive Officer of Wallace, and otherwise has extensive knowledge and experience in the print management service business and knowledge of and relationships with consumers of print management services; and

         WHEREAS, Consultant has decided to retire from his employment with Wallace; and

         WHEREAS, Wallace and Consultant desire to enter into an agreement under which Wallace may from time to time call upon and utilize the expertise and knowledge of Consultant and Consultant will be available to consult with Wallace;

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, Wallace and Consultant hereby agree as follows:

         1. Consulting Services Provided. During the term of this Agreement, Consultant agrees to make himself available to consult with the directors, officers, employees and agents of Wallace regarding the business and operations of Wallace, print management services in general, customer relationships and contracting, and such other matters within the expertise of Consultant at such reasonable times and places as Wallace may reasonably request; provided, however, that Consultant shall not without his prior written consent be required to provide consulting services on more than five (5) days in any calendar month.

         2. Term of Agreement. The term of this Agreement shall begin on the date hereof and shall continue for a period of twelve (12) calendar months until the first anniversary of the date hereof.

         3. Fees and Other Payments. In exchange for Consultant providing the consulting services set out in Paragraph I above, and for Consultant's other undertakings herein, Wallace agrees to pay Consultant the sum of $960,000, payable in a single lump sum on the first anniversary of the date hereof which is the last day of the term of this Agreement as described in Paragraph 2 above. Wallace further agrees to reimburse Consultant for reasonable, direct out-of-pocket expenses (which shall not include overhead or similar expenses) actually incurred in the performance of his consulting services hereunder, upon proper substantiation in accordance with Wallace's normal expense reimbursement procedures.

         4. Confidentiality. Consultant agrees that any and all Confidential Information is and shall remain the property of Wallace to be held in strict confidence by Consultant solely for

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Wallace's benefit, and shall not be used or otherwise disclosed to any other parties at any time, whether during the term of this Agreement or thereafter, without obtaining Wallace's prior written consent. "Confidential Information" includes all technical, business and personnel information, or other information that relates to past, present and future research, development and business activities of Wallace and its subsidiaries and affiliates (including, without limitation, customer, client and vendor lists and related information), however communicated or disclosed to Consultant in the performance of any services for Wallace. Confidential Information shall not include information that becomes generally available to the public (other than by acts or omissions of Consultant).

         5. Wallace Property. Neither this Agreement nor Wallace's disclosure of Confidential Information shall be considered, by implication or otherwise, to transfer to Consultant any rights in any trademark, tradename, invention (whether patentable or not), procedure, data, copyright, trade secret, or any other intellectual property or other property of Wallace.

         6. Nonsolicitation. Consultant agrees that, during the term of this Agreement and for one calendar year thereafter, he shall not (a) solicit any employee of Wallace or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with Wallace or its subsidiaries or (b) induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relation with Wallace or its subsidiaries to cease doing business with Wallace or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and Wallace or its subsidiaries.

         7. Noncompetition.

            (a) Consultant agrees that this Agreement is an exclusive consulting agreement and that he will not, during the term of this Agreement, directly or indirectly engage in, or be employed by, or act as a consultant to, or be a director, officer, owner or partner of, or acquire a substantial interest in, any business activity or entity which competes significantly with Wallace or any of its subsidiaries; provided, however, that "significant" competition shall not include involvement in any line of business that contributes less than five percent (5%) of the gross revenues of Wallace and its subsidiaries or contributes less than five percent (5%) of the gross revenues of another business entity or activity with which Consultant becomes associated. In particular, but not by way of limitation, Consultant shall not, during the term of this Agreement, be employed by, or act as a consultant to, or be a director, officer, owner or partner of, or acquire a substantial interest in, or otherwise participate in the business of, any of the following companies or their subsidiaries or affiliates: (i) Moore Corporation Limited; (ii) Reynolds and Reynolds, (iii) The Standard Register Company; (iv) Mail-Well, Inc.; (v) Consolidated Graphics, Inc.; (vi) Workflow Management, Inc.; (vii) Quebecor Inc.; or (viii) Corporate Express, Inc.

            (b) If Consultant desires to be employed by, or otherwise provide services for, any entity during the term of this Agreement, and is uncertain whether such employment or the provision of such services might violate subparagraph (a) above, Consultant may contact the then current Chief Executive Officer of Wallace in writing by facsimile or overnight courier requesting approval by Wallace of the proposed employment or the provision of such services.


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Wallace agrees to respond in writing to any such request for approval as soon as reasonably practicable, but in no event later than fourteen (14) days from the date on which such request was sent or mailed. If Consultant receives no written response from Wallace within such fourteen (14) day period, the approval of Wallace with respect to the employment or the provision of services for which approval was requested shall be deemed to have been given and Wallace shall not thereafter have a right to assert any claim against Consultant under subparagraph (a) in connection with such employment or the provision of such services. Wallace further agrees that any request for approval submitted by Consultant hereunder shall be kept strictly confidential and only employees of Wallace directly involved in such approval process shall be privy to the information contained in any such request for approval.

         8. Breaches of Certain Covenants. Consultant expressly acknowledges and agrees that a breach of either Paragraph 4, 6 or 7 of this Agreement will be treated as a material breach of this Agreement. Furthermore, any such breach would not be readily or appropriately compensable in damages, and Consultant expressly agrees and that each provision, restriction and/or covenant of such paragraphs shall be enforceable by injunctive relief.

         9. Independent Contractor. Consultant shall be an independent contractor and not an employee or agent of Wallace for any purpose. Consultant does not have any right to, and will not attempt to, obligate Wallace to any third party in any manner and will not act in any manner that might lead a third party to think that Consultant can obligate Wallace. Consultant shall specifically state that he is an independent contractor and that he cannot obligate Wallace.

         10. Employee Benefits. Consultant represents, warrants and agrees that he shall not be entitled to, and he waives and disclaims any entitlement to, any employee benefit, compensation or incentive by virtue of this Agreement other than the payment specifically provided for in Paragraph 3 of this Agreement.

         11. Taxes. Consultant agrees that he shall be exclusively liable for the payment of all federal and state taxes that may be due as the result of the compensation paid to him hereunder.

         12. Waiver. Any delay or failure of any party hereto at any time to require performance by any other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that or any other provision of this Agreement and shall not be construed as a waiver of any subsequent breach of any provision, a waiver of the provision itself, or a waiver of any other right under this Agreement.

         13. Payment of Certain Expenses. Wallace agrees to pay promptly as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Consultant may reasonably incur as a result of any contest by Wallace, the Consultant or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest initiated by the Consultant about the amount of any payment due pursuant to this Agreement) (together with an additional amount such that after payment by the Consultant of Consultant's applicable Federal, state and local taxes on such additional amount, Consultant shall retain an amount equal to the total of Consultant's applicable Federal, state and local taxes arising due to the payment of legal fees and expenses under this Section 13), plus in each case interest on


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any delayed payment at the interest rate applicable from time to time under
Wallace's primary revolving credit agreement, or in the absence of such a rate, at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that Wallace shall not be obligated to make such payment of fees and expenses with respect to any contest in which Wallace prevails over the Consultant.

         14. Amendment. Except as provided in Paragraph 15 hereof, no provision of this Agreement shall be deemed amended unless such amendment shall be in writing and signed by the party against whom the amendment is to be enforced.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements, representations, statements, negotiations and undertakings on the subject matter hereof are superseded hereby.

         16. Invalidity of any Provision. If any one or more of the provisions of this Agreement should be determined to be invalid, illegal or unenforceable in any respect under any applicable statute o r rule of law, they s4all be deemed to be modified to the minimum extent necessary to cure such invalidity, illegality or unenforceability, and any court is hereby authorized to determine the extent of such modification and to enforce this Agreement as so modified.

         17. Governing Law. This Agreement shall be construed under and governed by the internal laws, and not the laws of conflict, of the State of Illinois.

         18. Notice. Unless otherwise specified in this Agreement, any notice or other communication permitted or required hereunder shall be in writing and provided to the respective parties as set forth below:

             (a)     If to Consultant to:

                     Mr. Robert J. Cronin
                     603 Ridgewood Court
                     Oak Brook, Illinois 60523

                     with a copy to:

                     Sonnenschein Nath & Rosenthal
                     8000 Sears Tower
                     Chicago, Illinois 60606
                     Attn: Roger C. Siske


             (b)     If to Wallace to:

                     Wallace Computer Services, Inc.
                     2275 Cabot Drive
                     Lisle, Illinois 60532
                     Attn: Corporate Secretary





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Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first set forth above.


Witness:                                       ROBERT J. CRONIN


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Attest:                                        WALLACE COMPUTER SERVICES, INC.


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                                               Title:
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